UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 20, 2023)

LIVENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-5900

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to the Transaction Agreement

On December 20, 2023, Livent Corporation, a Delaware corporation (the “Company” or “Livent”), entered into the Third Amendment (the “Amendment”) to the previously disclosed Transaction Agreement, dated as of May 10, 2023 (the “Transaction Agreement”), by and among Livent, Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (originally known as Lightning-A Limited, a private limited company incorporated under the laws of the Bailiwick of Jersey and f/k/a Allkem Livent plc) (“Arcadium”), and Allkem Limited, an Australian public company limited by shares (“Allkem”), and subsequently joined by Lightning-A Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Arcadium Lithium Intermediate IRL Limited, a private company limited by shares and incorporated and registered in Ireland, and subsequently amended by that certain Amendment to Transaction Agreement, dated as of August 2, 2023, by and between Livent and Allkem and that certain Second Amendment to Transaction Agreement, dated as of November 5, 2023, by and between Livent and Allkem. The Transaction Agreement contemplates that (i) Arcadium will acquire all of the shares of Allkem pursuant to a scheme of arrangement under the Corporations Act (Cth) 2001 of Australia (the “Scheme”), resulting in Allkem becoming a wholly owned subsidiary of Arcadium, and (ii) Merger Sub, a wholly owned subsidiary of Arcadium, will merge with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Arcadium (the “Merger”).

Under the Amendment, Livent and Allkem have agreed to amend the Transaction Agreement to modify the forms of Memorandum of Association and Articles of Association of Arcadium in Exhibit E to the Transaction Agreement (i) to remove provisions relating to additional information that may be requested by Arcadium from shareholders nominating directors or proposing other business at meetings of Arcadium shareholders, and (ii) to provide that directors may be removed by shareholders with or without cause. All other terms of the Transaction Agreement remain unmodified and in full force and effect in accordance therewith.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

2.1	Third Amendment to Transaction Agreement, dated as of December 20, 2023, by and between Livent Corporation, a Delaware corporation, and Allkem Limited, an Australian public company limited by shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVENT CORPORATION

By:	/s/ Gilberto Antoniazzi
	Name: Title:	Gilberto Antoniazzi Vice President and Chief Financial Officer

Dated: December 27, 2023